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                                     SECOND

                                    RESTATED

                                     BYLAWS

                                       OF

                             NUTRITION MEDICAL, INC.

                            Effective October 1, 1996


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                                TABLE OF CONTENTS

                                   ARTICLE 1.
OFFICES, CORPORATE SEAL  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      Section 1.01.  Registered Office . . . . . . . . . . . . . . . . . . .   1
      Section 1.02.  Other Offices . . . . . . . . . . . . . . . . . . . . .   1
      Section 1.03.  Corporate Seal  . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE 2.
MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      Section 2.01.  Place and Time of Meetings  . . . . . . . . . . . . . .   1
      Section 2.02.  Regular Meetings. . . . . . . . . . . . . . . . . . . .   1
      Section 2.03.  Special Meetings  . . . . . . . . . . . . . . . . . . .   2
      Section 2.04.  Quorum, Adjourned Meetings  . . . . . . . . . . . . . .   2
      Section 2.05.  Voting  . . . . . . . . . . . . . . . . . . . . . . . .   3
      Section 2.06.  Record Date . . . . . . . . . . . . . . . . . . . . . .   3
      Section 2.07.  Notice of Meetings  . . . . . . . . . . . . . . . . . .   3
      Section 2.08.  Waiver of Notice  . . . . . . . . . . . . . . . . . . .   4
      Section 2.09.  Written Action  . . . . . . . . . . . . . . . . . . . .   4

                                   ARTICLE 3.
DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      Section 3.01.  General Powers  . . . . . . . . . . . . . . . . . . . .   4
      Section 3.02.  Number, Qualification and Term of Office  . . . . . . .   4
      Section 3.03.  Board Meetings  . . . . . . . . . . . . . . . . . . . .   4
      Section 3.04.  Calling Meetings; Notice  . . . . . . . . . . . . . . .   4
      Section 3.05.  Waiver of Notice  . . . . . . . . . . . . . . . . . . .   4
      Section 3.06.  Quorum  . . . . . . . . . . . . . . . . . . . . . . . .   5
      Section 3.07.  Absent Directors  . . . . . . . . . . . . . . . . . . .   5
      Section 3.08.  Conference Communications . . . . . . . . . . . . . . .   5
      Section 3.09.  Vacancies; Newly Created Directorships  . . . . . . . .   5
      Section 3.10.  Removal . . . . . . . . . . . . . . . . . . . . . . . .   5
      Section 3.11.  Committees  . . . . . . . . . . . . . . . . . . . . . .   6
      Section 3.12.  Written Action  . . . . . . . . . . . . . . . . . . . .   6
      Section 3.13.  Compensation  . . . . . . . . . . . . . . . . . . . . .   6

                                   ARTICLE 4.
OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      Section 4.01.  Number  . . . . . . . . . . . . . . . . . . . . . . . .   6
      Section 4.02.  Election, Term of Office and Qualifications . . . . . .   7
      Section 4.03.  Removal and Vacancies . . . . . . . . . . . . . . . . .   7
      Section 4.04.  Chairman of the Board . . . . . . . . . . . . . . . . .   7
      Section 4.05.  President . . . . . . . . . . . . . . . . . . . . . . .   7
      Section 4.06.  Vice President  . . . . . . . . . . . . . . . . . . . .   7


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      Section 4.07.  Secretary . . . . . . . . . . . . . . . . . . . . . . .   8
      Section 4.08.  Treasurer . . . . . . . . . . . . . . . . . . . . . . .   8
      Section 4.09.  Compensation  . . . . . . . . . . . . . . . . . . . . .   8

                                   ARTICLE 5.
SHARES AND THEIR TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . .   8
      Section 5.01.  Certificates for Shares . . . . . . . . . . . . . . . .   8
      Section 5.02.  Issuance of Shares  . . . . . . . . . . . . . . . . . .   8
      Section 5.03.  Transfer of Shares  . . . . . . . . . . . . . . . . . .   9
      Section 5.04.  Loss of Certificates  . . . . . . . . . . . . . . . . .   9

                                   ARTICLE 6.
DISTRIBUTIONS, RECORD DATE . . . . . . . . . . . . . . . . . . . . . . . . .   9
      Section 6.01.  Distributions . . . . . . . . . . . . . . . . . . . . .   9
      Section 6.02.  Record Date . . . . . . . . . . . . . . . . . . . . . .   9

                                   ARTICLE 7.
BOOKS AND RECORDS, FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . .  10
      Section 7.01.  Share Register  . . . . . . . . . . . . . . . . . . . .  10
      Section 7.02.  Other Books and Records . . . . . . . . . . . . . . . .  10
      Section 7.03.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . .  11

                                   ARTICLE 8.
LOANS, GUARANTEES, SURETYSHIP  . . . . . . . . . . . . . . . . . . . . . . .  11
      Section 8.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                   ARTICLE 9.
INDEMNIFICATION OF CERTAIN PERSONS . . . . . . . . . . . . . . . . . . . . .  12
      Section 9.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                   ARTICLE 10.
AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      Section 10.01  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                   ARTICLE 11.
SECURITIES OF OTHER CORPORATIONS . . . . . . . . . . . . . . . . . . . . . .  12
      Section 11.01.  Voting Securities Held by the Corporation  . . . . . .  12
      Section 11.02.  Purchase and Sale of Securities  . . . . . . . . . . .  13


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                                   ARTICLE 1.
                             OFFICES, CORPORATE SEAL

          Section 1.01. REGISTERED OFFICE. The registered office of the corporation in Minnesota shall be that set forth in the articles of incorporation or in the most recent amendment of the articles of incorporation or resolution of the directors filed with the secretary of state of Minnesota changing the registered office.

          Section 1.02. OTHER OFFICES. The corporation may have such other offices, within or without the state of Minnesota, as the directors shall, from time to time, determine.

          Section 1.03.  CORPORATE SEAL.  The corporation shall have no seal.

                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS

          Section 2.01. PLACE AND TIME OF MEETINGS. Except as provided otherwise by the Minnesota Business Corporation Act, meetings of the shareholders may be held at any place, within or without the state of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the state of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

          Section 2.02.  REGULAR MEETINGS.

          (a) A regular meeting of the shareholders shall be held on such date as the board of directors shall by resolution establish.

          (b) At a regular meeting the shareholders, voting as provided in the articles of incorporation and these bylaws, shall designate the number of directors to constitute the board of directors (subject to the authority of the board of directors thereafter to increase or decrease the number of directors as permitted by law), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

          (c) To be properly brought before a regular meeting of shareholders, business must be (1) specified in the notice of the meeting, (2) directed to be brought before the meeting by the board of directors or (3) proposed at the meeting by a shareholder who (i) was a shareholder of record at the time of giving of notice provided for in these bylaws, (ii) is entitled to vote at the meeting and (iii) gives

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prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, the shareholder must give written notice to the Secretary and Chief Executive Officer of the corporation so as to be received at the principal executive offices of the corporation at least 60 days before the date that is one year after the prior year's regular meeting. Such notice shall set forth (1) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, (2) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, (3) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business, and (4) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

          Section 2.03. SPECIAL MEETINGS. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the chief executive officer, the chief financial officer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power of all shares entitled to vote may demand a special meeting of the shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of demand by one of those officers, the board of directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings shall be held on the date and at the time and place fixed by the chief executive officer or the board of directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes as stated in the notice of the meeting.

          Section 2.04. QUORUM, ADJOURNED MEETINGS. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. Whether or not a quorum is present at a meeting, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as

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originally noticed.  If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present to leave less than a quorum.

          Section 2.05. VOTING. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless Minnesota statutes or the articles of incorporation provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the articles of incorporation, or these bylaws.

          Section 2.06. RECORD DATE. The board of directors may fix a date, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the board of directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

          Section 2.07. NOTICE OF MEETINGS. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares pursuant to section 2.06, at his address as shown by the books of the corporation, a notice setting out the date, time and place of each regular meeting and each special meeting at least 10 days before the date of the meeting, except (unless otherwise provided in section 2.04 hereof) where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least five days prior thereto (unless otherwise provided in section 2.04 hereof); except that notice of a meeting at which a plan of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least 14 days prior thereto. Every notice of any special meeting called pursuant to section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.
The written notice of any meeting at which a plan of merger or exchange is to be considered shall so state such as a purpose of the meeting. A copy or short description of the plan of merger or exchange shall be included in or enclosed with such notice.

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          Section 2.08.  WAIVER OF NOTICE.  Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          Section 2.09. WRITTEN ACTION. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

                                   ARTICLE 3.
                                   DIRECTORS

          Section 3.01. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the authority of the board of directors, except as otherwise permitted by statute.

          Section 3.02. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors of the Company shall be at least three (3) but no more than five
(5). Changes to the number of directors outside of this range shall be by resolution of the shareholders (subject to the authority of the board of directors to increase or decrease the number of directors as permitted by law).

          Section 3.03. BOARD MEETINGS. Meetings of the board of directors may be held from time to time at such time and place within or without the state of Minnesota as may be designated in the notice of such meeting.

          Section 3.04. CALLING MEETINGS; NOTICE. Meetings of the board of directors may be called by the chairman of the board by giving at least 24 hours' notice, or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the day or date, time and place of a meeting of the board of directors has been announced at a previous meeting of the board, no notice is required. Notice of an adjourned meeting of the board of directors need not be given other than by announcement at the meeting at which adjournment is taken.

          Section 3.05. WAIVER OF NOTICE. Notice of any meeting of the board of directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting

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of the board of directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

          Section 3.06. QUORUM. A majority of the directors holding office immediately prior to a meeting of the board of directors shall constitute a quorum for the transaction of business at such meeting.

          Section 3.07. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the board of directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

          Section 3.08. CONFERENCE COMMUNICATIONS. Any or all directors may participate in any meeting of the board of directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this section 3.08 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

          Section 3.09. VACANCIES; NEWLY CREATED DIRECTORSHIPS. Vacancies on the board of directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the board of directors as permitted by section
3.02 may be filled by a majority vote of the directors serving at the time of such increase; and each director elected pursuant to this section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

          Section 3.10. REMOVAL. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by the Minnesota Business Corporation Act, section 302A.223, as amended, when the shareholders have the right to cumulate their votes. A director named by the board of directors to fill a vacancy may be

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removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire board or any one or more directors be so removed, new directors may be elected at the same meeting.


          Section 3.11. COMMITTEES. A resolution approved by the affirmative vote of a majority of the board of directors may establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the board of directors.

          A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

          Section 3.12. WRITTEN ACTION. Any action which might be taken at a meeting of the board of directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the articles of incorporation provide for written action by fewer than all of the directors and the action need not be approved by the shareholders.

          Section 3.13. COMPENSATION. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the board of directors. The board of directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the board of directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

                                   ARTICLE 4.
                                    OFFICERS

          Section 4.01. NUMBER. The officers of the corporation shall consist of a chairman of the board (if one is elected by the board), the president, one or more vice presidents (if desired by the board), a treasurer, a secretary (if one is elected by the board) and such other officers and agents as may, from time to time, be elected by the board of directors. Any number of offices may be held by the same person.

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          Section 4.02.  ELECTION, TERM OF OFFICE AND QUALIFICATIONS.  The board of directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the president, treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms of office provided for in these bylaws or a resolution of the board of directors not inconsistent therewith. The president and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

          Section 4.03. REMOVAL AND VACANCIES. Any officer may be removed from his office by the board of directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy in an office of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the board of directors.

          Section 4.04. CHAIRMAN OF THE BOARD. The chairman of the board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the board of directors.

          Section 4.05. PRESIDENT. The president shall be the chief executive officer and shall have general active management of the business of the corporation. In the absence of the chairman of the board, he shall preside at all meetings of the shareholders and directors. The president shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the board of directors to some other officer or agent of the corporation. The president shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders, and in general, shall perform all duties usually incident to the office of the president. The president shall have such other duties as may, from time to time, be prescribed by the board of directors.

          Section 4.06. VICE PRESIDENT. Each vice president, if one or more is elected, shall have such powers and shall perform such duties as prescribed by the board of directors or by the president. In the event of the absence or disability of the president, the vice president(s) shall succeed to the president's power and duties in the order designated by the board of directors.

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          Section 4.07.  SECRETARY.  The secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and board of directors and shall record all proceedings of such meetings in the minute book of the corporation. The secretary shall give proper notice of meetings of shareholders and directors. The secretary shall perform such other duties as may, from time to time, be prescribed by the board of directors or by the president.

          Section 4.08. TREASURER. The treasurer shall be the chief financial officer and shall keep accurate financial records for the corporation. The treasurer shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate. The treasurer shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. The treasurer shall disburse the funds of the corporation, as ordered by the board of directors, making proper vouchers therefor. The treasurer shall render to the president and the directors, whenever requested, an account of all his transactions entered into as treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the board of directors or by the president.

          Section 4.09. COMPENSATION. The officers of the corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the board of directors.

                                   ARTICLE 5.
                            SHARES AND THEIR TRANSFER

          Section 5.01. CERTIFICATES FOR SHARES. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the board of directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the president and by the secretary or an assistant secretary, or by such officers as the board of directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the board of directors. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in section 5.04.

          Section 5.02. ISSUANCE OF SHARES. The board of directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the articles of incorporation in such amounts as may be determined by the board of directors and as may be permitted by law. Shares may be issued for any

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consideration, including, without limitation, in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of approval of the issuance of shares, the board of directors shall state, by resolution, its determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are to be issued.

          Section 5.03. TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

          Section 5.04. LOSS OF CERTIFICATES. Except as otherwise provided by the Minnesota Business Corporation Act, section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen, or destroyed shall make an affidavit of that fact in such form as the board of directors shall require and shall, if the board of directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the board of directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE 6.
                           DISTRIBUTIONS, RECORD DATE

          Section 6.01. DISTRIBUTIONS. Subject to the provisions of the articles of incorporation, of these bylaws, and of law, the board of directors may authorize and cause the corporation to make distributions whenever, and in such amounts or forms as, in its opinion, are deemed advisable.

          Section 6.02. RECORD DATE. Subject to any provisions of the articles of incorporation, the board of directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any distribution as the record date for the determination of the shareholders entitled to receive payment of the distribution and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date.

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

                                   ARTICLE 7.
                         BOOKS AND RECORDS, FISCAL YEAR

          Section 7.01. SHARE REGISTER. The board of directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the board:

          (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

          (2) a record of the dates on which certificates or transaction statements representing shares were issued.

          Section 7.02. OTHER BOOKS AND RECORDS. The board of directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by the Minnesota Business Corporation Act, section 302A.461, originals or copies of:

          (1) records of all proceedings of shareholders for the last three years;

          (2)  records of all proceedings of the board for the last three years;

          (3)  its articles and all amendments currently in effect;

          (4)  its bylaws and all amendments currently in effect;

          (5) financial statements required by the Minnesota Business Corporation Act, section 302A.463 and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

          (6) reports made to shareholders generally within the last three years;

          (7) a statement of the names and usual business addresses of its directors and principal officers; and

          (8) any voting trust or shareholder control agreements of which the corporation is aware; and

          (9) any agreements, contracts or other arrangements or portions thereof that are incorporated by reference in the articles of incorporation or board resolutions that establish the rights or preferences of a class or series of shares of the corporation.

          Section 7.03. FISCAL YEAR. The fiscal year of the corporation shall be determined by the board of directors.

                                   ARTICLE 8.
                          LOANS, GUARANTEES, SURETYSHIP

          Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present, and:

          (1) is in the usual and regular course of business of the corporation;

          (2) is with, or for the benefit of, a related organization, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, any of which relationships constitute consideration sufficient to make the loan/guarantee, suretyship, or other financial assistance so approved enforceable against the corporation;

          (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or

          (4) whether or not any separate consideration has been paid or promised to the corporation, has been approved by (a) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares whether or not entitled to vote.

Such loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty, surety or warranty of the corporation at common law or under a statute of the state of Minnesota.

                                   ARTICLE 9.
                       INDEMNIFICATION OF CERTAIN PERSONS

      Section 9.01. The corporation shall indemnify all officers and directors of the corporation, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the board of directors, the corporation shall not indemnify any employee of the corporation who is not otherwise entitled to indemnification pursuant to this section 9.01. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the corporation shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this section 9.01, all in the manner, under the circumstances and to the extent permitted by Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereafter amended.

                                   ARTICLE 10.
                                   AMENDMENTS

          Section 10.01. These bylaws may be amended or altered by a vote of the majority of the whole board of directors at any meeting. Such authority of the board of directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act, section 302A.181, subd. 3, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the board of directors. After the adoption of the initial bylaws, the board of directors shall not adopt, amend or repeal any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the board of directors may adopt or amend any bylaw to increase their number.

                                   ARTICLE 11.
                        SECURITIES OF OTHER CORPORATIONS

          Section 11.01. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the president shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The board of directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the president or any other person or persons.

          Section 11.02. PURCHASE AND SALE OF SECURITIES. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The board of directors may, from time to time, confer like powers upon any other person or persons.

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